Filed Pursuant to Rule 424(b)(4)

Registration No. 333-249724

PROSPECTUS

20,000,000 Shares of Common Stock

Hepion Pharmaceuticals, Inc.

We are offering 20,000,000 shares of our common stock in this offering at a price of $1.50 per share.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “HEPA.” On November 24, 2020, the closing price of our common stock was $2.18 per share. The public offering price per share of our common stock was determined between us, the underwriters and investors based on market conditions at the time of pricing and was at a discount to the current market price of our common stock.

We are an “emerging growth company” under the federal securities laws and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$1.50	$30,000,000
Underwriting discounts and commissions(1)	$0.105	$2,100,000
Proceeds to us, before expenses	$1.395	$27,900,000

(1)	We refer you to “Underwriting” beginning on page 14 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to the representative of the underwriters to purchase up to 3,000,000 additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver the securities to the purchasers on or about November 30, 2020.

ThinkEquity
a division of Fordham Financial Management, Inc.

The date of this prospectus is November 24, 2020

HEPION
PHARMACEUTICALS
Our AI-Driven Bioinformatics Platform is Expected to Accelerate the Development of a Novel NASH Therapeutic and Creating Pathways to Optimize Efficacy

Bioinformatics ACCELERATES the Development of Our OWN THERAPIES and can be used as a PLATFORM

A I	P	O	W	R
Supervised and unsupervised AI-enabled machine learning	Precision medicine based on genetics, environment, and lifestyle	Omics, including genomics, proteomics, metabolomics and lipidomics	World, accessing world genomic databases	Response and clinical outcomes

AI-POWR™

Hepion's AI-POWR™ platform provides integrative, multi-variate, systems-biology bioinformatic and big-data analysis of proprietary pre-clinical and clinical data with publicly-available multi-omic data bases and key clinical outcomes. Analytics provide drug target selection, clinical study design enhancement and *a priori*-responder analysis. We believe that the AI outputs will provide us with the following benefits:

- Novel Drug Target Selection (for pipeline drugs)
- Biomarker Selection and Validation
- Patient Selection (*a priori*-responder analysis)
- De-Risk Clinical Trials
- Improve drug development efficiency with cost savings

PIPELINE

THERAPY	PROGRAM	PRE-CLINICAL	Phase 1*	Phase 2	Phase 3	NDA SUBMISSION
HEPION PHARMACEUTICALS CRV431	NASH	IND 142904				
CRV431 [205]	COVID-19	pIND 151344				
CRV431 [206]	HBV	IND 1376787		Open to Partnerships		

Separate Phase 1 programs were not conducted for each separate indication. The Phase 1 program was comprised of Single and Multiple Ascending Doses, and a Drug-Drug Interaction study.

Identifying Responders Increases "Signal-to-Noise"

Identify Responders from Big Data Sources
using multi-omic approach (genomics, proteomics, metabolomics, lipidomics, patient traits)

AI-POWR™

Supervised and Unsupervised Machine Learning Algorithms
Model Inputs and Run Scenarios to Constantly Increase Response Rates

AI-POWR™ Expected to Produce a Concentrated Set of Responders Which we Believe Will:

- Help to identify responders *a priori*
- Reduce need for *post-hoc* analysis
- Optimize spread between treatment and placebo

Components AI-POWR™

ACCESSING DATA Inputs
Are All Publicly Available, for everyone

Big Data Access

We all have access to millions of studies, results and findings are now compiled for:

- ✓ Disease State Specific Genomic
- ✓ Proteomics, Genomics, Lipidomics, Metabolomics ('Multi-Omics') Data Bases
- ✓ Patient Traits
- ✓ Clinical Outcomes

Data Mining

AI DATA-PROCESSING
Is the Tough, and Proprietary part

Scripting Algorithms / AI

Developing Big Data Processing Algorithms Supporting Predictions and Actions

Continuous Learning

Fine Tuning

Algorithm Adjustment of Datasets / New Biomarkers
Patient Selection
Study Design Enrichment

DEFENDING OUTCOMES
Are the Ultimate Goals of Bioinformatic AI Platforms.

Demonstrate Improved Response Outcomes Through:

Patient Selection
Biomarker Selection
Drug Target Selection

Collect and Prepare Assessments for Trial Study Submission

Clinical Success
De-Risk Failure
Improve Study Efficiencies
Cost Savings
Re-Analysis-Feedback

You should rely only on the information contained or incorporated by reference in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. We and the underwriters have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. The information in this prospectus is accurate only as of its date, regardless of the time of its delivery or any sale of our securities.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of the prospectus outside the United States.

ABOUT THIS PROSPECTUS

In this prospectus, “Hepion,” “the Company,” “we,” “us,” and “our” refer to Hepion Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

This prospectus describes the specific information about the terms of this offering, the securities that we are selling and the risks of investing in our securities. You should read this prospectus, any free writing prospectus and the information incorporated by reference in this prospectus before making your investment decision.  See “Where You Can Find More Information.” If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment in our securities. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our securities.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus and the documents incorporated by reference into this prospectus carefully before making an investment decision. References in this prospectus to “we,” “us,” “our” and “Company” refer to Hepion Pharmaceuticals, Inc. and its consolidated subsidiaries.

Business Overview

We are a biopharmaceutical company headquartered in Edison, New Jersey, focused on the development of pleiotropic drug therapy for treatment of chronic liver disease. This therapeutic approach targets fibrosis and hepatocellular carcinoma (“HCC”) associated with non-alcoholic steatohepatitis (“NASH”), viral hepatitis, and other liver diseases. Our cyclophilin inhibitor, CRV431, is being developed to offer benefits to address these multiple complex pathologies. CRV431 is a cyclophilin inhibitor that targets multiple biochemical pathways involved in the progression of liver disease. Preclinical studies with CRV431 in NASH models demonstrated consistent reductions in liver inflammation, fibrosis, and cancerous tumors. CRV431 additionally shows antiviral activity towards hepatitis B, C, and D viruses which also trigger liver disease.

We have completed a Phase 1 program with CRV431 demonstrating safety, tolerability, and pharmacokinetics (PK). Our program consisted of three different clinical trials with CRV431, administered orally once daily, that included: 1) a Single Ascending Dose (SAD) study; 2) a Multiple Ascending Dose (MAD) study; and 3) a Drug-Drug Interaction (DDI) study. The SAD, MAD, and DDI studies were comprised of 32, 25, and 18 healthy subjects, respectively. Additionally, in the SAD study, 8 of the 32 subjects received placebo (24 received CRV431).

CRV431 appeared to be well-tolerated in the Phase 1 program, and there were no serious adverse effects (SAEs). The few adverse effects (AEs) observed were mild to moderate and mostly unrelated to study drug. The PK profile of each subject was characterized and CRV431 blood exposures were similar to those needed to elicit efficacy in the preclinical studies.

We are currently conducting a Phase 2a study in NASH patients with fibrosis scores of F2 and F3. The first dosing cohort of 75 mg CRV431 once daily orally is underway.

NASH is the form of liver disease that is triggered by what has come to be known as the “Western diet”, characterized especially by high-fat, high-sugar, and processed foods. Among the effects of a prolonged Western diet is fat accumulation in liver cells (steatosis) which is described as non-alcoholic fatty liver disease (“NAFLD”) and can predispose cells to injury. NAFLD may evolve into NASH when the fatty liver begins to progress through stages of cell injury, inflammation, fibrosis, and carcinogenesis. People who develop NASH often have additional predisposing conditions such as diabetes and hypertension, but the exact biochemical events that trigger and maintain the progression are not well known. Many people in the early stages of disease do not have significant symptoms and therefore do not know that they have it. NASH becomes evident and a major concern when the liver becomes fibrotic and puts the individual at increased risk of developing cirrhosis and other complications. Individuals with advanced liver fibrosis have significantly higher risk of developing liver cancer, although cancer may also arise in some patients before significant hepatitis or fibrosis. NASH is increasing worldwide at an alarming rate due to the spread of the Western diet, obesity, and other related conditions. Approximately 4-5% of the global population is estimated to have NASH, and that proportion is higher in the USA. It is predicted that NASH will become the leading reason for individuals requiring a liver transplant in the USA as early as 2020. Considering the serious outcomes linked to advancing NASH, the economic and social burden of the disease is enormous. There are no simple blood tests to diagnose or track the progression of NASH, and no drugs are approved to specifically treat the disease.

HCC is the major type of liver cancer, accounting for 85-90% of all cases. NASH, hepatitis virus infection, and alcohol consumption all are major causes of HCC. Globally, over 700,000 people die each year from liver cancer which is second only to lung cancer among all cancer-related deaths. The high mortality is due to the fact that only around half of all people who develop HCC (in developed countries) receive the diagnosis early enough to have an opportunity for therapeutic intervention. Additionally, recurrence rates are high, and current treatment options remain limited.

HCC is a type of cancer in which the tissue microenvironment plays a major role in its development. In most cases HCC is preceded by significant, long-term damage to liver cells, inflammation and fibrosis. One-third of people with cirrhosis, a very advanced stage of liver disease, will eventually progress to HCC. The chronic injury to the liver leads to many genetic mutations that eventually lead to transformation of cells and formation of tumors. The noxious tissue microenvironment also promotes cancer by altering the function of immune cells and endothelial cells which form tumor-supporting blood vessels. These various events underscore the importance of halting liver injury and scarring as early and effectively as possible to prevent cancer development.

Viral hepatitis may be linked to one or more viruses including hepatitis A, B, C, D, or E. Hepatitis B virus (“HBV”) is one of many hepatitis viruses that selectively infect human liver cells and can establish persistent infections under certain conditions. Chronic infections, especially by HBV, HCV, and HDV, cause progressive liver inflammation, fibrosis, cirrhosis, and cancer. Collectively, these infections represent one of the 3 major triggers of progressive liver disease (NAFLD/NASH and alcohol being the others).

An HBV vaccine is available that, if administered prior to HBV infection, assists the body in neutralizing the virus and blocking infection. However, vaccination is not efficacious for people who are already infected with HBV, and the vaccine has not been historically available to everyone. As a result, an estimated 240 million people worldwide have chronic HBV infection. Anti-HBV medications are used widely by chronically infected individuals but usually are only effective in decreasing viral replication and viremia (virus in the blood), and NOT in eradicating HBV from the liver. This is because HBV, unlike HCV, has evolved clever ways of persisting in liver cells and evading the immune system. Thus, despite vaccines and anti-viral medications, chronic HBV infection remains a huge global health problem. Chronic HBV infection is the leading cause of hepatocellular carcinoma, which kills around 350,000 people per year. A similar number of people die each year from cirrhosis and other complications arising from HBV.

We are developing CRV431 as our lead molecule. CRV431 is a cyclophilin inhibitor that targets specific isomerases that play an important role in protein folding in health and in disease. To date, in vitro and/or in vivo studies have demonstrated reductions in HBV DNA, HBsAg, HBeAg, inhibition of virus uptake (NTCP transport inhibition), and stimulation of innate immunity. Importantly, in vivo studies in a NASH model of fibrosis and HCC have repeatedly demonstrated CRV431 reduces fibrosis scores and overall liver tumor burden. Hence, CRV431 is a pleiotropic molecule that may not only treat liver disease but may also serve to reduce important risk factors (e.g., HBV) for developing the disease.

CRV431

CRV431 is a novel drug candidate designed to target a class of proteins called cyclophilins, of which there are many isoforms. Cyclophilins play a role in health and in the pathogenesis of certain diseases and are known as peptidyl prolyl isomerases. The isomerase activity plays an important role in several biological processes including, for example, folding of proteins to confer certain 3-dimensional configurations. Additionally, specific host cyclophilins (e.g., cyclophilin A, B, C, D) play a role in the pathogenesis of many diseases, including liver disease and viral hepatitis.

Cyclophilins are pleiotropic enzymes that play a role in injury and steatosis through mechanisms including cell death occurring through mitochondrial pore permeability (cyclophilin D). Inhibition of cyclophilin D, therefore, may play an important role in protection from cell death. Cyclophilin A binding to CD147 is known to play a role in inflammation, cyclophilin B plays a role in fibrosis through collagen production, and cyclophilins also play a role in cirrhosis and cancer (e.g., cell proliferation and metastasis). Cyclophilin inhibition with CRV431, therefore, may play an important role in reducing liver disease.

To date, we have completed eight separate preclinical animal efficacy studies of CRV431 to assess antifibrotic activity. Each of these eight studies were conducted by independent laboratory collaborations at The Scripps Research Institute (San Diego, CA), SMC Corporation (Tokyo, Japan), and Physiogenex S.A.S. (France), Each of these studies demonstrated consistent and significant reductions in fibrosis in mice and rats. CRV431 was also tested in Precision Cut Liver Slices and in Precision Cut Lung Slices in ex plants from human donors. Again, CRV431 demonstrated an antifibrotic effect that was consistent with the animal study findings. These studies provide support of advancing CRV431 into clinical trials for NASH, and potentially additional indications where fibrosis plays a role.

Important risk factors for development of liver disease include viral hepatitis (HBV, HCV, HDV), alcohol, and non-alcoholic fatty liver disease and the more aggressive form called non-alcoholic steatohepatitis. The life cycle of certain viruses, including for example, HBV, HIV, and hepatitis C virus (“HCV”) infections are dependent on host proteins (cyclophilins) for the role they play in the virus life cycle and propagation of the virus. CRV431 has been developed to inhibit the role of host cyclophilins and therefore interfere in viral propagation. CRV431 does not directly target the virus and, as such, should be less susceptible to drug resistance, borne from viral mutations.

Data in various cell lines of either transfected or infected HBV demonstrates nanomolar efficacy (EC50 values) and micromolar toxicity (CC50 values). The selective index (“SI”), therefore, is wide and suggests that CRV431 presents a viable clinical drug candidate for the treatment of viral infections, including HBV. Additional testing in a transgenic mouse model of HBV indicated that CRV431 reduced HBV DNA in the liver and HBsAg in serum. CRV431 is orally active and appears to be well tolerated.

On May 10, 2018, we submitted an Investigational New Drug Application (“IND”) to the U.S. Food and Drug Administration (“FDA”) to support initiation of our CRV431 HBV clinical development program in the United States and received approval in June 2018. We completed the first segment of our Phase 1 clinical activities for CRV431 in October 2018 wherein we reached a major clinical milestone of positive data from a Phase I trial of CRV431 in humans. This achievement triggered the first milestone payment, as stated in the Merger Agreement for the acquisition of Ciclofilin Pharmaceuticals, Inc. (“Ciclofilin”) and we paid a related milestone payment of approximately $346,000 to Aurinia Pharmaceuticals, Inc. ("Aurinia") and $654,000 to the former Ciclofilin shareholders along with the issuance of 1,439 shares of our common stock with a fair value of $55,398, representing 2.5% of our issued and outstanding common stock as of June, 2016, to the former Ciclofilin shareholders. Our CEO is a former Ciclofilin shareholder and received approximately $274,000 and 603 shares of common stock and Petrus Wijngaard, a director of our company, received $2,805 and 6 shares of common stock.

Additional milestone payments could potentially be payable to the former Ciclofilin shareholders pursuant to the Ciclofilin Merger Agreement as follows: (i) upon receipt of Phase II positive data from a proof of concept clinical trial of CRV431 in humans - 4,317 shares of common stock and $3,000,000, (ii) upon initiation of a Phase III trial of CRV431 - $5,000,000, and (iii) upon acceptance by the FDA of a new drug application for CRV431 - $8,000,000 . In addition, on February 14, 2014, Ciclofilin had entered into a Purchase and Sale Agreement to acquire Aurinia’s entire interest in CRV431. This agreement contains future milestone payments payable by us based on clinical and marketing milestones of up to CAD $2.45 million. The milestone payments payable to the former Ciclofilin shareholders will be subject to offset by certain of the clinical and marketing milestone payments payable to Aurinia as follows: (a) the payments to the former Ciclofilin shareholders pursuant to (ii) above would be offset by payment to Aurinia of CAD $450,000, and (b) the payments to the former Ciclofilin shareholders pursuant to (iii) above would be subject to offset by payment to Aurinia of up to CAD $2,000,000. In addition to the above clinical and milestone payments, the Aurinia Agreement provides for the following additional contingent payment obligations: (x) a royalty of 2.5% on net sales of CRV431 which is uncapped, (y) a royalty of 5% on license revenue from CRV431 and (z) a payment equal to 30% of the proceeds from a Liquidity Event (as defined in the Purchase and Sale Agreement) with respect to Ciclofilin, of which approximately $150,000 plus interest will be paid to Aurinia upon the closing of this offering. The maximum obligation under both (y) and (z) is CAD $5,000,000.

On June 17, 2019, we submitted an IND to the FDA to support initiation of our CRV431 NASH clinical development program in the United States and received approval in July 2019. We completed dosing of CRV431 in our MAD clinical trial in September, 2020.

Artificial Intelligence (AI)

We have created a proprietary AI called, “AI-POWRTM to optimize the outcomes of our current clinical programs and to potentially identify novel indications for CRV431 and possibly identify new targets and new drug molecules to broaden our pipeline.

AI-POWR™ is our acronym for Artificial Intelligence - Precision Medicine; Omics that include genomics, proteomics, metabolomics, transcriptomics, and lipidomics; World database access; and Response and clinical outcomes. AI-POWR™ allows for the selection of novel drug targets, biomarkers, and appropriate patient populations. AI-POWR™ is used to identify responders from big data sources using our multi-omics approach, while modelling inputs and scenarios to increase response rates. The components of AI-POWR™ include access to publicly available databases, and in-house genomic and multi-omic big data, processed via machine learning algorithms. We believe AI outputs will allow for improved response outcomes through enhanced patient selection, biomarker selection and drug target selection. We believe AI outputs will help identify responders a priori and reduce the need for large sample sizes through study design enrichment.

We intend to use AI-POWR™ to help identify which patients will best respond to CRV431 for treatment of NASH patients, currently in a Phase 2a clinical trial. It is anticipated that applying this proprietary platform to our drug development program will ultimately save time, resources and money. In so doing, we believe that AI-POWR™ is a risk-mitigation strategy that should reap benefits all the way through from clinical trials to commercialization.

We believe that NASH is a very heterogenous disease and we need to have a better understanding of interactions between changes to proteins, genes, lipids, and metabolites, to name a few, induced by both drugs and disease. All of this is further complicated by variable drug concentrations, patient traits and temporal factors. AI-POWR™ is designed to address many of these typical challenges, as we believe we can use our proprietary platform to shorten development timelines and increase the delta between placebo and treatment groups. AI-POWR™ will be used to drive our ongoing Phase 2a NASH program and identify additional potential indications for CRV431 to expand our footprint in the cyclophilin inhibition therapeutic space.

Risk Factor Summary

An investment in our securities is subject to numerous risks and uncertainties, including those highlighted and incorporated by reference in the section entitled “Risk Factors” immediately following this prospectus summary. The following is a summary of some of the principal risks related to an investment in our Company.

•	Our product candidate, CRV431, is in the early stages of clinical development and its commercial viability remains subject to the successful outcome of current and future clinical trials, regulatory approvals and the risks generally inherent in the development of pharmaceutical product candidates. If we are unable to successfully advance or develop or partner our product candidate, we may be delayed or precluded further development or regulatory approval.

•	A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect our business and operations. The Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time, but if the pandemic continues, it may have a material adverse effect on the Company’s results of future operations, financial position, liquidity, and capital resources, and those of the third parties on which the Company relies in fiscal year 2020.

•	We have incurred losses since inception, anticipate that we will incur continued losses for the foreseeable future indicating the possibility that we may not be able to operate in the future.

•	We will require substantial additional funding which may not be available to us on acceptable terms, or at all. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our product candidate, or continue our development programs.

•	If we fail to comply with the continued listing requirements of The Nasdaq Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

•	Our product candidate and any future product candidates may exhibit undesirable side effects when used alone or in combination with other approved pharmaceutical products or investigational new drugs, which may delay or preclude further development or regulatory approval, or limit their use if approved.

•	If the results of preclinical studies or clinical trials for our product candidate, including those that are subject to existing or future license or collaboration agreements, are unfavorable or delayed, we could be delayed or precluded from the further development or commercialization of our product candidate, which could materially harm our business.

•	Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

•	Our approach to the discovery and development of product candidates based on AI-POWR™ is novel and unproven, and we do not know whether we will be able to develop any products of commercial value.

•	AI-POWR™ may fail to help us discover and develop additional potential product candidates.

•	The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidate, our business will be substantially harmed.

•	We currently have no sales and marketing organization. If we are unable to establish a direct sales force in the United States to promote our products, the commercial opportunity for our products may be diminished.

•	We may not be able to manufacture our product candidate in commercial quantities, which would prevent us from commercializing our product candidate.

•	Our product candidate, if approved for sale, may not gain acceptance among physicians, patients and the medical community, thereby limiting our potential to generate revenues.

•	You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

•	Management will have broad discretion as to the use of proceeds from this offering and might not use them effectively.

Corporate History and Information

We were incorporated in Delaware on May 15, 2013 for the purpose of holding certain FV-100 assets of Synergy Pharmaceuticals Inc., or Synergy. We were a majority-owned subsidiary of Synergy Pharmaceuticals Inc. (Synergy) until February 18, 2014, the date Synergy completed the spinout of our shares of common stock. On July 18, 2019, we filed a certificate of amendment to our certificate of incorporation to change the Company’s name from “ContraVir Pharmaceuticals, Inc.” to “Hepion Pharmaceuticals, Inc.” The name change became effective as of July 18, 2019.

Our principal executive offices are located at 399 Thornall Street, First Floor, Edison, New Jersey 08837. Our telephone number is (732) 902-4000 and our website address is www.hepionpharma.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this registration statement or the accompanying prospectus.

THE OFFERING

Common stock offered	20,000,000 shares of our common stock.

Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase up to 3,000,000 additional shares of common stock solely to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions.

Common stock to be outstanding after this offering (1)	29,025,153 shares of common stock (or 32,025,153 shares of common stock if the underwriters exercise in full their option to purchase additional shares of common stock).

Use of proceeds

We estimate that the net proceeds to us from this offering from the sale of our securities will be approximately $27.5 million, or approximately $31.7 million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and offering expenses payable by us.

We intend to use the net proceeds of this offering to fund our research and development activities and general corporate purposes, including approximately $150,000 plus interest for a milestone payment, working capital, operating expenses and capital expenditures. We may use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and the risk factors included in our Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities in this offering.

Nasdaq symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “HEPA.”

(1)	Based on 9,025,153 shares of common stock outstanding as of September 30, 2020 and excludes:

•	2,464,771 shares of our common stock issuable upon exercise of outstanding options at a weighted average price of $5.96 per share;

•	35,229 shares of common stock reserved for future grants and awards under our 2013 Equity Incentive Plan;

•	2,536,566 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $19.35 per share;

•	3,184 shares of our common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock;

•	16,747 shares of our common stock issuable upon conversion of outstanding shares of Series C Convertible Preferred Stock; and

•	600,000 shares of our common stock (or 690,000 shares of our common stock if the underwriters exercise in full their option to purchase additional shares of common stock) issuable upon exercise of the warrant to be issued to the representative in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 and all of our quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus. Before deciding to invest in our securities, you should carefully consider these risks, as well as other information we include or incorporate by reference in this prospectus.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to our Business

The following items supplement the risks related to our business previously reported in Part 1, “Item 1A. Risk Factors – Risks Related to Our Business” of our Annual Report on Form 10-K for the year ended December 31, 2019:

Our approach to the discovery and development of product candidates based on AI-POWR™ is novel and unproven, and we do not know whether we will be able to develop any products of commercial value.

We intend to leverage AI-POWR™ to potentially identify novel indications for CRV431 and possibly identify new targets and new drug molecules to broaden our pipeline for patients whose diseases have not been adequately addressed to date by other approaches and to design and conduct efficient clinical trials with a higher likelihood of success. While we believe that applying AI-POWR™ to create medicines for defined patient populations may potentially enable drug research and clinical development that is more efficient than conventional drug research and development, our approach is both novel and unproven. Because our approach is both novel and unproven, the cost and time needed to develop our product candidates is difficult to predict, and our efforts may not result in the discovery and development of commercially viable medicines. We may also be incorrect about the effects of our product candidates on the diseases of our defined patient populations, which may limit the utility of our approach or the perception of the utility of our approach. Furthermore, our estimates of our defined patient populations available for study and treatment may be lower than expected, which could adversely affect our ability to conduct clinical trials and may also adversely affect the size of any market for medicines we may successfully commercialize. Our approach may not result in time savings, higher success rates or reduced costs as we expect it to, and if not, we may not attract collaborators or develop new drugs as quickly or cost effectively as expected and therefore we may not be able to commercialize our approach as originally expected.

AI-POWR™ may fail to help us discover and develop additional potential product candidates.

Any drug discovery that we are conducting using AI-POWR™ may not be successful in identifying compounds that have commercial value or therapeutic utility. AI-POWR™ may initially show promise in identifying potential product candidates, yet fail to yield viable product candidates for clinical development or commercialization for a number of reasons, including:

•	research programs to identify new product candidates will require substantial technical, financial and human resources, and we may be unsuccessful in our efforts to identify new product candidates. If we are unable to identify suitable additional compounds for preclinical and clinical development, our ability to develop product candidates and obtain product revenues in future periods could be compromised, which could result in significant harm to our financial position and adversely impact our stock price;

•	compounds found through AI-POWR™ may not demonstrate efficacy, safety or tolerability;

•	potential product candidates may, on further study, be shown to have harmful side effects or other characteristics that indicate that they are unlikely to receive marketing approval and achieve market acceptance;

•	competitors may develop alternative therapies that render our potential product candidates non-competitive or less attractive; or

•	a potential product candidate may not be capable of being produced at an acceptable cost.

Risks Related to this Offering

Management will have broad discretion as to the use of proceeds from this offering and might not use them effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decisions to assess whether the net proceeds are being used appropriately. You might not agree with our decisions, and our use of the proceeds might not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, in our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Investors in this offering will experience immediate and substantial dilution and may experience further dilution in the future.

The offering price per share of our common stock being offered will be higher than the net tangible book value per share of our common stock. After giving effect to the sale of the shares of our common stock in this offering, investors in this offering will incur immediate and substantial dilution in the as adjusted net tangible book value per share of common stock from the price they pay for the common stock. For a further description of the dilution that investors in this offering will experience, see “Dilution”.

Furthermore, we expect that we will seek to raise additional capital from time to time in the future. Such financings may involve the issuance of equity and/or securities convertible into or exercisable or exchangeable for our equity securities. In addition, investors in this offering will be subject to increased dilution upon the exercise of outstanding stock options or warrants or conversion of outstanding preferred stock. We also expect to continue to utilize equity-based compensation which would further dilute investors. We have in the past issued, and could in the future issue, securities with anti-dilution features which if triggered could result in further dilution to our stockholders.

If we fail to comply with the continued listing requirements of The Nasdaq Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

A delisting of our common stock from The Nasdaq Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, employees and fewer business development opportunities.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares of common stock issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to further develop our product candidate and to cover operating costs. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on the common stock we are offering.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and may involve material risks, assumptions and uncertainties. Statements that are not purely historical should be considered forward-looking statements. Often they can be identified by the use of forward-looking words and phrases, such as “may,” “will,” “believe,” “anticipate,” “expect,” “should,” “optimistic” or “continue,” “estimate,” “intend,” “plan,” “would,” “could,” “guidance,” “potential,” “opportunity,” “project,” “forecast,” “confident,” “projections,” “schedule,” “designed,” “future” and the like. These forward-looking statements reflect our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section entitled “Risk Factors.”

These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict or are beyond our control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, readers should not place undue reliance on such forward-looking statements. In addition, these forward-looking statements relate to the date on which they are made.

The forward-looking statements reflect our current expectations and are based on information currently available to us and on assumptions we believe to be reasonable. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, activities, performance or achievements to be materially different from that expressed or implied by such forward-looking statements. Some of the risks, uncertainties, and other factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•	Market conditions;

•	Our capital position;

•	The impact of COVID-19 on our operations;

•	Our ability to compete with larger, better financed pharmaceutical companies;

•	Our uncertainty of developing marketable products;

•	Our ability to develop and commercialize our products;

•	Our ability to obtain regulatory approvals;

•	Our ability to maintain and protect intellectual property rights;

•	The inability to raise additional future financing and lack of financial and other resources;

•	Our ability to control product development costs;

•	We may not be able to attract and retain key employees;

•	We may not be able to compete effectively;

•	We may not be able enter into new strategic collaborations;

•	Changes in government regulation affecting product candidates could increase our development costs;

•	Our involvement in patent and other intellectual property litigation could be expensive and could divert management’s attention;

•	The possibility that there will be no market acceptance for our products; and

•	Changes in third-party reimbursement policies could adversely affect potential future sales of any of our products that are approved for marketing.

Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Other than as required by law, we do not assume any obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise.

You should also read the matters described in “Risk Factors” and the other cautionary statements made in this prospectus and the documents incorporated by reference into this prospectus. The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus may not prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus and the documents incorporated by reference into this prospectus completely.

This prospectus and the documents incorporated by reference into this prospectus also include estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $27.5 million, or approximately $31.7 million if the underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and offering expenses payable by us, based on the public offering price of $1.50.

We intend to use the net proceeds from this offering to fund our research and development activities and general corporate purposes, including approximately $150,000 plus interest for a milestone payment, working capital, operating expenses and capital expenditures. We may use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our drug candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our drug candidate, and any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

DILUTION

If you purchase common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2020 was $7.8 million or $0.87 per share of common stock based on 9,025,153 shares of our common stock outstanding as of that date. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us in this offering of 20,000,000 shares of common stock at the public offering price of $1.50 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $35.3 million, or $1.22 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.35 per share to existing stockholders and an immediate dilution of $0.28 per share to purchasers in this offering.

The following table illustrates the dilution:

Public offering price per share		$1.50
Net tangible book value per share as of September 30, 2020	$0.87
Increase in net tangible book value per share attributable to this offering	$0.35
As adjusted net tangible book value per share as of September 30, 2020 after giving effect to this offering		$1.22
Dilution per share to new investors		$0.28

The above table is based on 9,025,153 shares of common stock outstanding as of September 30, 2020, does not give effect to any exercise of the underwriters’ option to purchase additional shares and excludes:

•	2,464,771 shares of our common stock issuable upon exercise of outstanding options at a weighted average price of $5.96 per share;

•	35,229 shares of common stock reserved for future grants and awards under our 2013 Equity Incentive Plan;

•	2,536,566 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $19.35 per share;

•	3,184 shares of our common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock;

•	16,747 shares of our common stock issuable upon conversion of outstanding shares of Series C Convertible Preferred Stock; and

•	600,000 shares of our common stock (or 690,000 shares of our common stock if the underwriters exercise in full their option to purchase additional shares of common stock) issuable upon exercise of the warrant to be issued to the representative in connection with this offering.

If we issue any additional shares in connection with outstanding options or warrants or issue shares upon conversion of outstanding preferred stock, there will be additional dilution. In addition, we may choose to raise additional capital. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2020 on:

•	an actual basis;

•	an as adjusted basis to give effect to this offering at the public offering price of $1.50 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following data is qualified in its entirety by, and should be read in conjunction with, our unaudited condensed consolidated financial statements and notes thereto incorporated by reference in this prospectus.

	As of September 30, 2020
	Actual	As adjusted
Cash	$13,711,334	$41,224,895
Total long-term debt	$176,585	$176,585
Stockholders’ equity:
Preferred Stock, stated value $10.00 per share; 85,581 shares of Series A Convertible Preferred Stock issued and outstanding	855,808	855,808
Preferred Stock, stated value $1,000; 1,817 shares of Series C Convertible Preferred Stock issued and outstanding	856,320	856,320
Common Stock, par value $0.0001; 120,000,000 shares authorized; 9,025,153 shares issued and outstanding, actual; 29,025,153 shares issued and outstanding, as adjusted	901	2,901
Additional paid-in capital	110,309,541	137,821,102
Accumulated deficit	(99,149,764)	(99,149,764)
Total stockholders’ equity	12,872,806	40,386,367
Total capitalization	$13,049,391	$40,562,952

The capitalization table above is based on 9,025,153 shares of common stock outstanding as of September 30, 2020, does not give effect to any exercise of the underwriters’ option to purchase additional shares and excludes:

•	2,464,771 shares of our common stock issuable upon exercise of outstanding options at a weighted average price of $5.96 per share;

•	35,229 shares of common stock reserved for future grants and awards under our 2013 Equity Incentive Plan;

•	2,536,566 shares of our common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $19.35 per share;

•	3,184 shares of our common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock;

•	16,747 shares of our common stock issuable upon conversion of outstanding shares of Series C Convertible Preferred Stock; and

•	600,000 shares of our common stock (or 690,000 shares of our common stock if the underwriters exercise in full their option to purchase additional shares of common stock) issuable upon exercise of the warrant to be issued to the representative in connection with this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

General

We are authorized to issue up to 120,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share.

As of September 30, 2020, there were 9,025,153 shares of our common stock issued and outstanding, 85,581 shares of Series A convertible preferred stock outstanding, and 1,817 shares of Series C convertible preferred stock outstanding. As of September 30, 2020, we had outstanding warrants to purchase an aggregate of 2,536,566 shares of our common stock at an average weighted exercise price of $19.35 per share.

Common Stock

Holders of common stock are entitled to receive ratably dividends out of funds legally available, if and when declared from time to time by our Board. We have never paid any cash dividends on our common stock and our Board does not anticipate that we will pay cash dividends in the foreseeable future. The future payment of dividends, if any, on our common stock is within the discretion of the Board and will depend upon earnings, capital requirements, financial condition and other relevant factors. Holders of common stock are entitled to one vote for each share held on each matter to be voted on by stockholders. There is no cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the affairs of us, holders of common stock are to share in all assets remaining after the payment of liabilities and any preferential distributions payable to preferred stockholders, if any. The holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock, if any. All of the outstanding shares of common stock are fully paid and non-assessable. Our common stock is listed on the Nasdaq Capital Market under the symbol “HEPA.”

Anti-Takeover Effects of Certain Provisions of Hepion Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our certificate of incorporation and bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our certificate of incorporation and bylaws and Delaware law, as applicable, among other things:

• provide the Board of Directors with the ability to alter the bylaws without stockholder approval; and

• provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Hepion to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with Hepion, which may cause the market price of Hepion common stock to decline.

        Blank Check Preferred.    Our Board of Directors is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 20,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

        The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

        Advance Notice Bylaws.    The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board of Directors. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given Hepion's corporate secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Although the Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

UNDERWRITING

We have entered into an underwriting agreement, dated  November 24, 2020, with ThinkEquity, a division of Fordham Financial Management, Inc., acting as the sole book-running manager (sometimes referred to as the “representative”). Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock listed below in the following table:

Underwriters	Number of Shares
ThinkEquity, a division of Fordham Financial Management, Inc.	20,000,000
Total	20,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any of such shares of common stock are taken, other than those shares of common stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters and certain of their affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), among others, against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Discounts, Commissions and Reimbursement

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus. After the offering to the public, the offering price and other selling terms may be changed by the underwriters without changing the proceeds we will receive from the underwriters.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The underwriting commissions are 7.0% of the public offering price.

	Per Share	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$1.50	$30,000,000	$34,500,000
Underwriting discounts and commissions (7.0%)	$0.105	$2,100,000	$2,415,000
Proceeds, before expenses, to us	$1.395	$27,900,000	$32,085,000

We have paid an expense deposit of $25,000 to the representative, which will be applied against out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay certain of the representative’s expenses relating to the offering, including (a) all filing fees and communication expenses relating to the registration of the securities to be sold in the offering (including the share’s subject to the underwriters’ over-allotment option) with the Commission; (b) all public filing system filing fees associated with the review of the offering by FINRA; (c) all fees and expenses relating to the listing of the shares of common stock to be sold in the offering on The Nasdaq Capital Market and such other stock exchanges as we and the representative together determine; (d) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the representative may reasonably designate; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the underwriting agreement, any blue sky surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the representative may reasonably deem necessary; (h) the costs and expenses of a public relations firm; (i) the costs of preparing, printing and delivering certificates representing the common stock; (j) fees and expenses of the transfer agent for the shares of common stock; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the underwriters; (l) the costs associated with post-closing advertising the offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which us or our designee shall provide within a reasonable time after the closing date in such quantities as the representative may reasonably request, in an amount not to exceed $3,000; (n) the fees and expenses of our accountants; (o) the fees and expenses of our legal counsel and other agents and representatives; (p) fees and expenses of the representative’s legal counsel not to exceed $100,000; and (q) the $29,500 cost associated with the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for the offering.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $386,439.

Over-allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to 3,000,000 additional shares of common stock from us solely to cover over-allotments, if any, at the public offering price less underwriting discounts and commissions.

Representative’s Warrants

Upon closing of this offering, we have agreed to issue to the representative as compensation warrants to purchase 600,000 shares of common stock (690,000 shares if the underwriters option is exercised in full), or the Representative’s Warrants. The Representative’s Warrants will be exercisable at $1.875 per share. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part.

The Representative’s Warrants have been deemed compensation by FINRA. The warrants provide for registration rights upon request, in certain cases. The one-time demand registration right provided will not be greater than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C). The unlimited piggyback registration right provided will not be greater than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until  May 30, 2021, the representative will have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at its sole discretion, for each and every of our future public or private equity and debt offerings, including all equity linked financings, for us, or any of our successors or subsidiaries, on terms customary to the representative. The representative in conjunction with us, has the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, have agreed, without the prior written consent of the representative, not to, directly or indirectly, offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of (i) six months after the date of this prospectus in the case of directors and officers and (ii) three months after the date of this prospectus in the case of the Company.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriters based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Other Relationships

The underwriters and their affiliates have, from time to time, provided and may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In particular, ThinkEquity provided advisory services to us from July 2019 through February 2020 for which we paid ThinkEquity $17,000. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “HEPA”.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. The underwriters may elect to stabilize the price of our common stock by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

●

net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares of common stock, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside The United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, or a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•     to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•     to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•     to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our company or any underwriter for any such offer; or

•    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ-$$-Aga e la Borsa), or CONSOB, pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

•     to Italian qualified investors, or Qualified Investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l, as amended; and

•     in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•     made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No.58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•     in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York. Blank Rome LLP, New York, New York has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements as of December 31, 2019 and December 31, 2018 and for the years ended December 31, 2019 and 2018, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.hepionpharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. We are incorporating by reference the documents listed below, which we have already filed with the SEC.

1.       The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on May 14, 2020;

2.       Amendment Number 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on June 15, 2020;

3.       The Company Quarterly Reports on Form 10-Q for (i) the quarter ended March 31, 2020, filed with the SEC on June 29, 2020, (ii) the quarter ended June 30, 2020, filed with the SEC on August 12, 2020, and (iii) the quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

4.       The Company’s Definitive Proxy Statement filed with the SEC on June 12, 2020;

5.       The Company’s Current Reports on Form 8-K filed with the SEC on January 6, 2020, January 9, 2020, January 28, 2020, February 12, 2020 (two reports), February 20, 2020, March 12, 2020, March 27, 2020, March 30, 2020, April 17, 2020, May 14, 2020, May 19, 2020, May 20, 2020, June 10, 2020, June 22, 2020, June 29, 2020, July 7, 2020, July 30, 2020, August 5, 2020, August 12, 2020, August 27, 2020, September 1, 2020, September 17, 2020, September 29, 2020, October 5, 2020, October 27, 2020, November 10, 2020, November 12, 2020, November 17, 2020, November 18, 2020 and November 20, 2020; and

6.       The description of the Company’s common stock contained in the registration statement on Form 8-A filed with the SEC on February 24, 2015 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (732) 902-4000 or by writing to us at the following address:

Hepion Pharmaceuticals, Inc.

399 Thornall Street, First Floor

Edison, New Jersey, 08837

Attn.: Secretary

20,000,000 Shares of Common Stock

Hepion Pharmaceuticals, Inc.

PROSPECTUS

ThinkEquity
a division of Fordham Financial Management, Inc.

November 24, 2020